EXHIBIT 99.2

PAINCARE FINALIZES SALE OF MARYLAND-BASED AMBULATORY SURGERY CENTER

Helps to Strengthen Balance Sheet
And Concludes First Key Restructuring Initiative

ORLANDO, Fla. – (PR NEWSWIRE) – June 7, 2007 – PainCare Holdings, Inc. (AMEX:PRZ), one of the nation’s leading providers of pain-focused medical and surgical solutions and services, today announced that it has completed a key transaction associated with the Company’s comprehensive financial restructuring plan. Specifically, PainCare sold the Maryland-based Center for Pain Management ASC, LLC back to its original shareholders in a transaction that also provided for the original shareholders to repurchase the associated pain practice, Center for Pain Management, LLC.

The transaction provided for a one-time cash payment to PainCare of $5 million by the original shareholders, forgiveness of the outstanding $7.8 million note due and payable to the shareholders, and forgiveness of $2 million in earn-out obligations that were payable to the shareholders in accordance with the terms and conditions of the original acquisition.

“This transaction represents a critical step forward in executing PainCare’s financial restructuring strategy and reducing our outstanding debt obligations,” stated Randy Lubinsky, Chief Executive Officer of PainCare Holdings. “As we proceed with the sale of our Florida-based ambulatory surgery centers, which remain on schedule to be completed prior to the end of the second quarter, we appreciate the patience and support that our shareholders have afforded us through this complex and challenging restructuring process and look forward to rewarding them with solid fundamental growth in the future.”

About PainCare Holdings, Inc.

Headquartered in Orlando, Florida, PainCare Holdings, Inc. is one of the nation’s leading providers of pain-focused medical and surgical solutions and services. Through its proprietary network of acquired or managed physician practices and ambulatory surgery centers, and in partnership with independent physician practices and medical institutions throughout the United States and Canada, PainCare is committed to utilizing the most advanced science and technologies to diagnose and treat pain stemming from neurological and musculoskeletal conditions and disorders.

Through its wholly owned subsidiary, Caperian, Inc., PainCare offers medical real estate and development services. Through Integrated Pain Solutions, the Company is engaged in pioneering the nation’s first managed services organization that offers a multi-disciplinary healthcare network focused on the treatment of pain. For more information on PainCare Holdings, please visit www.paincareholdings.com.

This press release contains forward-looking statements that may be subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. These forward-looking statements, which may include statements regarding our future financial performance or results of operations, including expected revenue growth, cash flow growth, future expenses, future operating margins and other future or expected performance, are subject to the following risks: the acquisition of businesses or the launch of new lines of business, which could increase operating expenses and dilute operating margins; the inability to attract new patients by our owned practices, the managed practices and the limited management practice; increased competition, which could lead to negative pressure on our pricing and the need for increased marketing; the inability to maintain, establish or renew relationships with physician practices, whether due to competition or other factors; the inability to comply with regulatory requirements governing our owned practices, the managed practices and the limited management practices; that projected operating efficiencies will not be achieved due to implementation difficulties or contractual spending commitments that cannot be reduced; and to the general risks associated with our businesses.

In addition to the risks and uncertainties discussed above you can find additional information concerning risks and uncertainties that would cause actual results to differ materially from those projected or suggested in the forward-looking statements in the reports that we have filed with the Securities and Exchange Commission. The forward-looking statements contained in this press release represent our judgment as of the date of this release and you should not unduly rely on such statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in the filing may not occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements.

FOR MORE INFORMATION, PLEASE CONTACT:
Media Relations
Suzanne Beranek, APR, Beranek Communications, LLC
407-475-0763 or via email at suzanne@beranekcommunications.com

Investor/Shareholder Relations
Elite Financial Communications Group, LLC
Dodi Handy, President and CEO, or
Daniel Conway, Chief Strategist
407-585-1080 or via email at prz@efcg.net